Exhibit 99.1

Digital Turbine Announces Definitive Purchase Agreement to Acquire Fyber N.V.

Acquisition Delivers Key Synergistic Building Block in the Development of a Full
End-to-End App Advertising Monetization Platform

Austin, TX – March 22, 2021 – Digital Turbine, Inc. (Nasdaq: APPS) announced today that it has entered into a definitive purchase agreement to acquire approximately 95% of the shares in Fyber N.V. (Frankfurt Stock Exchange: FBEN, “Fyber”), a leading mobile advertising monetization platform empowering global app developers to optimize profitability through quality advertising. With its proven expertise in mediation and real-time bidding, Fyber has amassed an extensive network with more than 180 programmatic demand partners that reach a total of 650 million unique monthly active users across more than 180 different countries globally. The Company’s proprietary technology platform and expertise in mediation, real-time bidding, advanced analytics tools, and video combine to deliver publishers and advertisers a uniquely holistic app monetization solution.

The acquisition of Fyber is part of Digital Turbine’s expressed strategy to provide comprehensive media and advertising solutions for our partners and advertisers while enriching the mobile experience for end users through native on-device discovery. By combining Fyber’s rapidly growing mediation, exchange and advertising solutions with Digital Turbine’s core native application and content discovery experiences, the combined company should be ideally positioned to be a leading end-to-end solution for mobile brand acquisition and monetization.

Subject to certain closing conditions, the Fyber transaction is expected to close in the second quarter. Total aggregate consideration for the transaction calculated for an acquisition of 100% of the outstanding shares in Fyber is $600 million, paid as follows: (1) $150 million in cash to be paid at closing, subject to purchase price adjustments, (2) $400 million in newly issued shares of common stock of Digital Turbine to be issued at closing, and (3) an earn-out payment of $50 million, to be paid in newly issued Digital Turbine common stock and/or cash, based on Fyber achieving certain future target net revenues over the twelve-month period ending on March 31, 2022. The Company intends to pay the initial $150 million cash portion of the purchase price with a combination of available cash on hand and borrowings under its existing senior credit facility along with future capital financing. For a complete, detailed description of the structure and terms of the transaction, please refer to the 8-K that will be filed with the Securities and Exchange Commission.

“We are very excited to welcome Fyber to the Digital Turbine team,” said Digital Turbine CEO, Bill Stone.  “Combined with our recently announced AdColony and Appreciate acquisitions, Fyber represents an extremely valuable puzzle piece for Digital Turbine to strategically assemble one of the largest full-stack mobile advertising solutions in the industry that will be advantageously positioned to leverage the Company’s vast device distribution footprint and array of innovative products, such as Single-Tap.  We believe that we will have all of the critical elements of a truly unique next-generation ad-tech ecosystem that, once integrated, will enable Digital Turbine to play a far more prominent and profitable role in the fast-growing and secularly-thriving $200+ billion mobile advertising and connected TV marketplace.”

Digital Turbine Announces Definitive Purchase Agreement to Acquire Fyber

March 22, 2021

Mr. Stone concluded, “The Fyber team has done an amazing job architecting and building a highly differentiated and robustly scalable standalone business.  Their strong recent growth and profitability is a testament to the quality of the Fyber team and the premium value that the company innovatively delivers to its platform constituents. We are certainly excited about the anticipated revenue synergies that Fyber, AdColony and Appreciate will engender for the combined company, our partners, and our customers.”

“We are thrilled to become part of the team at Digital Turbine,” said Ziv Elul, CEO of Fyber. “Fyber completed an amazing turnaround story and became a key monetization partner for top publishers in 2020. Our focus on publishers, transparency and unbiased approach plays very well with Digital Turbine’s vision and what the market wants. Digital Turbine’s on-device platform is a unique asset that offers tremendous synergies that our own products will be able to leverage and continue our exponential growth. Combined with the AdColony and Appreciate assets, we offer a unique and profitable growth platform. Most importantly, we are very encouraged about the similar workplace cultures and approaches that should facilitate a more seamless integration of the businesses.”

About Digital Turbine, Inc.

Digital Turbine simplifies content discovery and delivers relevant content directly to consumer devices. The Company’s on-demand media platform powers frictionless app and content discovery, user acquisition and engagement, operational efficiency and monetization opportunities. Digital Turbine’s technology platform has been adopted by more than 40 mobile operators and OEMs worldwide, and has delivered more than three billion app preloads for tens of thousands of advertising campaigns. The Company is headquartered in Austin, Texas, with global offices in Arlington, Durham, Mumbai, San Francisco, Singapore and Tel Aviv. For additional information visit www.digitalturbine.com.

About Fyber N.V.

Fyber N.V. is a leading advertising technology company. It empowers app developers and digital publishers to generate business-critical revenue streams with targeted advertising, enabling them to optimize the yield they generate from advertising. The company’s technology infrastructure reaches more than one billion monthly active users, providing a channel-neutral open-access platform for advertisers and publishers. It enables cross-device advertising with a global reach and a strong focus on video. Fyber N.V. was founded in 2010 and is headquartered in Berlin, Germany. The company has offices globally and is listed on the Prime Standard of Frankfurt Stock Exchange under the symbol ‘FBEN’.

Digital Turbine Announces Definitive Purchase Agreement to Acquire Fyber

March 22, 2021

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements. These factors and risks include:

•	a decline in general economic conditions nationally and internationally

•	decreased market demand for our products and services

•	market acceptance and brand awareness of our products

•	risks associated with indebtedness

•	the ability to comply with financial covenants in outstanding indebtedness

•	the ability to protect our intellectual property rights

•	risks associated with adoption of our platform among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying our platform)

•	actual mobile device sales and sell-through where our platform is deployed is out of our control

•	risks associated with our ability to manage the business amid the COVID-19 pandemic

•	the impact of COVID-19 on our partners, digital advertising spend and consumer purchase behavior

•	the impact of COVID-19 on our results of operations

•	risks associated with new privacy laws, such as the European Union’s GDPR and similar laws which may require changes to our development and user interface for certain functionality of our mobile platform

•	risks associated with the timing of our platform software pushes to the embedded bases of carrier and OEM partners

•	risks associated with end user take rates of carrier and OEM software pushes which include our platform

•	new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control

•	risks associated with fluctuations in the number of our platform slots across US carrier partners

•	required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement

•	risks associated with delays in major mobile phone launches, or the failure of such launches to achieve the scale

•	customer adoption that either we or the market may expect

•	the difficulty of extrapolating monthly demand to quarterly demand

Digital Turbine Announces Definitive Purchase Agreement to Acquire Fyber

March 22, 2021

•	the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as adjusted EBITDA)

•	ability as a smaller company to manage international operations

•	varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products

•	changes in economic conditions and market demand

•	rapid and complex changes occurring in the mobile marketplace

•	pricing and other activities by competitors

•	technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources

•	risks and uncertainties associated with the completion and integration of the acquisition of AdColony, including the satisfaction of closing conditions

•	the impact on our operations and stock price if the acquisition of AdColony is not completed

•	risks and uncertainties associated with the integration of the acquisition of AdColony, including our ability to realize the anticipated benefits of the acquisition and the satisfaction of related earn-out provisions

•	risks and uncertainties associated with the completion and integration of the acquisition of Fyber, including the satisfaction of closing conditions

•	the impact on our operations and stock price if the acquisition of Fyber is not completed

•	risks and uncertainties associated with the integration of the acquisition of Fyber, including our ability to realize the anticipated benefits of the acquisition and the satisfaction of related earn-out provisions

•	other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.

You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contacts:

Brian Bartholomew
Digital Turbine
brian.bartholomew@digitalturbine.com

SOURCE Digital Turbine, Inc.